                                                                   EXHIBIT 10.26
                                    EXHIBIT B
                               GUARANTY AGREEMENT

         The undersigned, CHARLES S. LEAVELL ("Guarantor"), for the purpose of inducing FAIRE PARTNERS, LLC, a limited liability company organized and existing under the laws of the State of Texas ("Landlord") to execute that certain Amendment of Lease Agreement between Landlord and RENAISSANCE ENTERTAINMENT CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("Tenant") pursuant to the terms of which $15,000.00 of the rent otherwise due and owing each month during the period of time between December 1, 2000 and May 31, 2001 shall be deferred (aggregating $90,000.00) and which is to subsequently be repaid by increasing the monthly rent by $15,000.00 per month during the period of time between June 1, 2001 and November 30, 2001 and recognizing that Guarantor has benefitted or shall benefit, directly or indirectly, by such rent deferral and that but for this Guaranty Agreement such rent deferral would not be agreed to by Landlord, Guarantor hereby irrevocably, absolutely and unconditionally guarantees the payment to Landlord of the $90,000.00 rent to be deferred in accordance with the terms of the Amendment of Lease Agreement and all costs, attorneys' fees and expenses incurred or expended by Landlord in collecting the rent deferred in accordance with the terms of the Amendment of Lease Agreement (collectively, the "Obligation").

         1. PRIMARY LIABILITY. Guarantor shall be liable as a primary obligor for the payment and performance of the Obligation.

         2. PAYMENT. In each event whenever any part of the Obligation shall become due and remains unpaid, Guarantor will, on demand, pay the amount due to Landlord. All amounts becoming payable by Guarantor to Landlord under this Guaranty Agreement shall be payable at Landlord's principal office in El Paso County, Texas or such other place as Landlord may from time to time designate. The payment by Guarantor of any amount pursuant to this Guaranty Agreement shall not in anywise entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Obligation, or any security or collateral therefor, unless and until the full amount owing to Landlord on the Obligation has been fully paid, but when the same has been fully paid, Guarantor shall be subrogated as to any payments made by Guarantor to the rights of Landlord against Tenant.

         3. WAIVER OF NOTICE. Guarantor specifically waives any notice of acceptance of this Guaranty by Landlord and of the creation, advancement, existence, extension, renewal, modification, consolidation, or rearrangement from time to time of the Obligation, or any indulgence from time to time with respect to the Obligation, or any part thereof. Landlord additionally waives grace, demand, protest, presentment and notice of demand, protest, presentment and dishonor with respect to the Obligation, notice of intent to accelerate, notice of acceleration and notice of disposition of collateral and waives notice of the amount of the Obligation outstanding at any time, and agrees that the maturity of the Obligation, or any part thereof, may be accelerated, extended, modified, amended or renewed from time to time, or any other indulgence may be granted with respect thereto by Landlord at its will or as may be agreed by Tenant without notice to or further consent by Guarantor, at any time or times.

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         4.  RIGHTS OF LANDLORD.

             a. Guarantor agrees that no release of Tenant, any co-guarantor, or of any other person primarily or secondarily liable on the Obligation, or any part thereof shall in any manner impair, diminish or affect the liability of Guarantor or the rights of Landlord hereunder.

             b. Guarantor specifically agrees that it shall not be necessary or required, and that Guarantor shall not be entitled to require, that Landlord mitigate damages, or file suit or proceed to obtain or assert a claim for personal judgment against Tenant for the Obligation, or make any effort at collection of the Obligation from Tenant, or foreclose against or seek to realize upon any security or collateral now or hereafter existing for the Obligation, or file suit or proceed to obtain or assert a claim for personal judgment against any other party (whether maker, guarantor, endorser or surety) liable for the Obligation, or make any effort at collection of the Obligation from any such other party, or exercise or assert any other right or remedy to which Landlord is or maybe entitled in connection with the Obligation or any security or collateral or other guaranty therefor, or assert or file any claim against the assets or estate of Tenant or any other guarantor or other person liable for the Obligation, or any part thereof, before or as a condition of enforcing the liability of Guarantor under this Guaranty or requiring payment of the Obligation by Guarantor hereunder, or at any time thereafter.

             c. No delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or under this Guaranty shall in any manner impair, diminish or affect the liability of Guarantor or the rights of Landlord hereunder.

             d. Guarantor's liability hereunder shall in no manner be affected, reduced, impaired or released by reason of any renewal, extension, modification, consolidation, or rearrangement of or any other indulgence, forbearance or compromise with respect to the Obligation, or any part thereof.

             e. Guarantor waives all defenses given to sureties or guarantors at law or in equity other than actual payment of the Obligation. Guarantor absolutely and unconditionally covenants and agrees that if all or any part of the Obligation (or any instrument or agreement made or executed in connection therewith) is for any reason found to be invalid, illegal, unenforceable, uncollectible or legally impossible, for any reason whatsoever (including, without limiting the generality of the foregoing, upon the grounds that the payment and/or performance of the Obligation is ultra vires or otherwise without authority, may violate applicable usury laws, is subject to valid defenses, claims or offsets of Tenant, or any instrument evidencing any of the Obligation is forged or otherwise irregular), then in any such case Guarantor shall pay and perform the Obligation as herein provided and that no such occurrence shall in any way diminish or otherwise affect Guarantor's obligations hereunder.


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             f.  Guarantor agrees, to the full extent he may legally do so, that suit may be brought against Guarantor with or without making Tenant a party to such suit (as Landlord may elect).

         5. CHANGE IN COMPOSITION. Should the status, composition, structure or name of Tenant change, including, but not limited to, by reason of a merger, dissolution, consolidation or reorganization, this Guaranty shall continue and also cover the indebtedness and Obligation of Tenant under the new status, composition structure or name according to the terms hereof.

         6. LIABILITY IN THE EVENT OF PREFERENCE. In the event any payment by Tenant to Landlord is held to constitute a preference under the bankruptcy laws, such payment by Tenant to Landlord shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Landlord upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

         7. RIGHTS OF SUBROGATION AND CONTRIBUTION. Notwithstanding anything contained in this Guaranty to the contrary, Guarantor does not herein waive or release (whether expressly or impliedly) any rights of subrogation that Guarantor may have against Tenant (except as same are expressly subordinated in Paragraph 1 above) or rights of reimbursement that Guarantor may have as against Tenant (except as same may be limited by the provisions of Paragraph 1 above).

         8. NOTICE. Any notice or demand to Guarantor hereunder or in connection herewith may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof, in writing, in the U.S. Mails, duly stamped and addressed to Guarantor at the address of Guarantor shown below; but actual notice, however given or received, shall always be effective. The last preceding sentence shall not be construed in anywise to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation for any reason.

         9. RIGHTS OF LANDLORD CUMULATIVE. The rights of Landlord hereunder are cumulative and shall not be exhausted by its exercise of any of its rights hereunder or by any number of successive actions until and unless all indebtedness constituting the Obligation has been paid.

         10. APPLICABLE LAW AND VENUE. This Guaranty shall be deemed to have been made under and shall be governed by the laws of the State of Texas in all respects. The jurisdiction and venue of all litigation, bankruptcy actions and other legal proceedings involving this Guaranty shall be El Paso County, Texas.

         11. SUCCESSORS OR ASSIGNS. This Guaranty shall bind the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of all transferees, assignees and/or endorsees of Landlord, notwithstanding that some or all of the monies owed by Guarantor pursuant to this Guaranty may be actually advanced after any bankruptcy, receivership, reorganization or death of Guarantor.

         12. INTERPRETATION. Headings are provided as a matter of convenience only and are not to be considered in interpreting the meaning of any provision hereunder. The use of any gender herein shall include the other gender.


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         13. SEVERABILITY.  A determination that any provision of this
Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

         14. ENTIRE AGREEMENT.

             THIS GUARANTY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN GUARANTOR AND LANDLORD WITH RESPECT TO THE MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

             THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN GUARANTOR AND LANDLORD RELATING TO THIS GUARANTY AGREEMENT OR THE MATTERS SET FORTH HEREIN.

         EXECUTED as of the __ of October, 2000.

                                         GUARANTOR:

                                         _____________________________
                                         CHARLES S. LEAVELL


                                         Address:

                                         275 Century Circle, Suite 102
                                         -----------------------------

                                         Louisville, Colorado 80027
                                         -----------------------------


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THE STATE OF COLORADO      )
                           )
COUNTY OF BOULDER          )

         THIS Guaranty Agreement was acknowledged before me on the __ day of October, 2000, by CHARLES S. LEAVELL.


My commission expires:                   -----------------------------
                                           NOTARY PUBLIC IN AND FOR
                                            THE STATE OF COLORADO

-----------------------------


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